EXHIBIT 10.4

STATE OF LOUISIANA

COMMERCIAL LEASE

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE	LEASE CONTRACT NO. 6000

This contract of lease entered into on this 9th day of September, 1996, by and between:

Name of Business/Person:	State of Louisiana, State Land Office

Address:	P. 0. Box 44124 Baton Rouge, LA 70804

Name of Agent:	Clay A. Carter

Title of Agent:	Public Lands Administrator

hereinafter referred to as “LESSOR”, and

Name of Business/Person: Address	Casino Magic of Louisiana, Corp. 1701 Old Minden Road Bossier City, Louisiana 71111

Name of Agent: (if applicable)	Robert Callaway, Secretary 1701 Old Minden Road Bossier City, Louisiana 71111

Title of Agent: (if applicable)	Secretary, General Counsel

hereinafter referred to as “LESSEE”.

This lease will become binding on LESSOR only after execution by LESSOR and delivery to LESSEE. Deposit of LESSEE’S first rental payment into any account of LESSOR does not constitute acceptance of this lease by LESSOR.

AUTHORITY

By virtue of the provisions of L.R.S 41:1709, et seq. and upon the terms, conditions and considerations hereinafter set forth, LESSOR does hereby lease and let unto LESSEE, without any warranty of title whatsoever, the following described property owned by the State of Louisiana, and situated in the Parish of Bossier/Caddo, to wit:

PROPERTY

A TRACT LOCATED IN SECTION 32, TOWNSHIP 18 NORTH, RANGE 13 WEST, BOSSIER PARISH AND/OR SECTIONS 31, 32, or 33, TOWNSHIP 18 NORTH, RANGE 13 WEST, CADDO PARISH, LOUISIANA. SAID TRACT BEING MORE FULLY DESCRIBED AS FOLLOWS:

FROM A FOUND 1” DIAMETER IRON PIPE BEING THE MOST SOUTHWESTERLY CORNER OF A TRACT OF LAND OWNED BY CASINO MAGIC OF LOUISIANA, CORP. RUN THENCE SOUTH 29° 01’ 37” WEST A DISTANCE OF 35.54 FEET TO A POINT ON THE HIGH BANK OF THE RED RIVER, THENCE RUN THE FOLLOWING 4 CALLS ALONG SAID HIGH BANK:

NORTH 63° 28’ 35” WEST A DISTANCE OF 6.35 FEET,

NORTH 74° 14’ 27” WEST A DISTANCE OF 91.50 FEET,

NORTH 63° 20’ 41” WEST A DISTANCE OF 71.00 FEET,

NORTH 64° 57’ 21” WEST A DISTANCE OF 31.18 FEET TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED;

FROM SAID POINT OF BEGINNING RUN THENCE SOUTH 46° 50’ 28” WEST A DISTANCE OF 139.68 FEET,

THENCE RUN NORTH 60° 31’ 17” WEST A DISTANCE OF 270.35 FEET,

THENCE RUN NORTH 15° 15’ 06” EAST A DISTANCE OF 142.74 FEET TO A POINT ON THE HIGH BANK OF THE RED RIVER,

THENCE RUN THE FOLLOWING 3 CALLS ALONG THE HIGH BANK OF THE RED RIVER,

SOUTH 53° 08’ 28” EAST A DISTANCE OF 90.25 FEET,

SOUTH 60° 42’ 03” EAST A DISTANCE OF 178.78 FEET,

SOUTH 64° 51’ 53” EAST A DISTANCE OF 79.06 FEET TO THE POINT OF BEGINNING,

SAID TRACT CONTAINING 0.91 ACRES.

hereinafter referred to as “the property”.

TERM

The lease shall have a primary term of FIVE (5) YEARS, with an option in favor of the LESSEE to renew for NINE (9) successive terms as provided for in La. R.S. 41:1709, and the rules and regulations promulgated thereunder and in effect on the date of renewal. In no case shall said lease extend beyond a FIFTY (50) YEAR maximum period. Continuance of this lease during both the primary term and any renewal shall be contingent upon and subject to LESSEE’s timely payment of the annual fee.

PURPOSE

It is understood and agreed that this lease is made and executed by LESSOR to LESSEE for any lawful commercial purpose and use of “the property”. Particularly to install and maintain mooring structures, docking, and support facilities to accommodate a riverboat casino vessel and access to and from the vessel located on the Red River in Section 32, T18N, R13W, Bossier/Caddo Parish, La. in accordance with permit C-600 9-9-96.

RENTAL

1. The rental payment constituting the consideration of this lease is the price and sum of Forty Five Thousand Five Hundred Thirty Three Dollars and 00/100 ($45,500) Dollars.

2. The rental paid by LESSEE to LESSOR shall be an annual rental with the first rental BEING due and payable on or before the date this lease commences and on or before the same day of each year thereafter.

3. In the event that the rental payment is not timely paid by LESSEE as and when due, LESSEE shall be granted an additional thirty (30) days after due date and after receipt of written notice of non payment from LESSOR to make such payment. During this thirty (30) day period, LESSOR may, at LESSOR’s option, accept rental payments tendered more than thirty (30) days following the date of LESSEE’s receipt of such notice of non-payment from LESSOR.

IMPROVEMENTS

LESSEE shall not make any improvements, additions, alterations or reconstructions to “the property”, other than those additions, alterations or reconstructions authorized by the State Land Office, without prior written permission of LESSOR, which permission shall not be unreasonably withheld. LESSOR acknowledges that improvements, additions, alterations, or reconstructions to “the property” made in accordance with generally accepted commercial practices which are within the scope and purpose of State Land Office.

CONDITIONS

1. This lease is granted subject to all existing surface leases, mineral leases, servitudes, rights-of-way, permits or any other contracts, whether recorded or unrecorded, affecting “the property”.

2. LESSEE shall comply with all federal, state and local statutes, rules, regulations and ordinances for environmental, sewer, sanitation, fire, safety and any other regulated activities, and LESSEE shall remedy any environmental or other conditions resulting from LESSEE’S failure to comply with any of the foregoing.

3. LESSEE agrees to use “the property” as a good and careful administrator. This includes maintaining “the property” in a neat, clean and orderly manner at all times. No hazardous waste materials shall be placed or stored by LESSEE on or under “the property” in a manner contrary to law.

4. Should an Agent or Attorney be employed to give special attention to the enforcement or protection of any claim of LESSOR arising from this lease, LESSEE shall pay as fees and compensation to such Agent or Attorney such sum as will constitute a reasonable fee including all court costs, together with all other costs, charges and expenses or reimbursement for actual costs occasioned by LESSOR, at LESSOR’S discretion.

RESERVATIONS

LESSOR reserves the full use and enjoyment of “the property”, both surface and subsurface, for any and all purposes except those particular uses granted hereinabove to LESSEE. LESSOR’S reservation includes, but is not limited to the following rights:

1. LESSOR reserves all rights of whatever nature and kind in and to all minerals on or under “the property”. These rights include, but are not limited to, all operations which are necessary, useful or convenient for the exploration, exploitation, drilling, mining, production, development, storage and transportation of all oil, gas, sulfur and other minerals, on or under “the property” or any other lands under the control of LESSOR.

2. LESSOR reserves all rights of whatever nature and kind in and to all other surface or subsurface uses of “the property”. These rights include, but are not limited to, all operations which are necessary, useful or convenient for the exploration, exploitation, mining, production and development of all sand, gravel or shell deposits; issuance of servitudes and rights-of-way; and issuance of permits and leases. LESSOR may exercise the rights reserved herein without LESSEE’S consent, so long as those rights granted do not prohibit or unreasonably interfere with LESSEE’S use of “the property”. LESSEE hereby expressly agrees and declares that LESSOR shall not be liable to LESSEE for damages resulting from the exercise of any rights reserved herein.

ASSIGNMENT/SUBLEASE

This agreement shall be binding upon LESSOR and LESSEE, their respective successors and assigns. This lease may not be assigned, subleased or otherwise transferred in whole or in part without the prior written permission of LESSOR, which permission shall not be unreasonably withheld. Such permission shall not be necessary in the event that LESSEE, upon written notice to LESSOR, obtains appropriate state agency regulatory approvals for the transfer, assignment, or sub-leasing of all or part of LESSEE’s operations. In addition, such permission shall not be necessary in the event of a transfer of the lease resulting from a corporate merger, reorganization, consolidation or change of name of LESSEE.

HOLD HARMLESS

LESSEE accepts “the property” in its present condition and LESSOR shall not be responsible for damage of any kind, as a result of LESSEE’s or it’s agent’s, employee’s, or contractor’s operations, to any person or property however occasioned. LESSEE further agrees to indemnify and to hold LESSOR harmless against any loss or liability as a result of LESSEE’s operations, for injury to or death of persons or damage to property of others, including costs and expenses incident thereto, arising wholly or in part from or in connection with the LESSEE’s use of “the property”. LESSEE will, at LESSOR’s request, appear and defend any suit arising from any such loss or liability as a result of LESSEE’s operations, at its own sole cost and expense and will pay any judgment that may be entered against LESSOR therein when said suit is finally determined for such loss or liability resulting from LESSEE’s operations.

LIABILITY INSURANCE

LESSEE is required to maintain at least One Million and 00/100 ($1,000,000.00) Dollars of liability insurance at all times this lease is in effect.

TERMINATION/CANCELLATION

1. Should LESSEE at any time violate any of the conditions of this lease, or discontinue the use of “the property”, payments or other expenses assumed under this lease, LESSOR shall have the option, after thirty (30) days notice to LESSEE to cure said violation or discontinuance, to cancel this lease without putting LESSEE in default; LESSEE to remain responsible for all damages or losses suffered by LESSOR, LESSEE hereby assenting thereto and expressly waiving the legal notices to vacate “the property”. In the event that a default or violation of any of the material conditions of this lease cannot be cured in a commercially reasonable manner by LESSEE within thirty days (30) days after notice, LESSOR shall not cancel this lease if LESSEE has commenced a commercially reasonable course of action to cure said violation within thirty (30) days after receipt of notice to cure.

2. Should LESSEE at any time use “the property” or any portion thereof for any illegal or unlawful purpose, or should LESSEE commit, or permit or tolerate the commission of any act which is punishable by imprisonment for a term of not less than one (1) year under the laws of the United States or the State of Louisiana, or any ordinance of the Parish, the remedies set forth in the preceding paragraph shall be available to LESSOR upon thirty (30) days notice to LESSEE.

3. LESSEE may surrender this lease at any time, either during the original term or any extension of the original term by giving written notice to LESSOR. If LESSEE had previously recorded this lease in the parish conveyance records, the LESSEE shall file a written release in the parish conveyance records and shall provide LESSOR a certified copy thereof. Surrender of this lease shall relieve LESSEE of any further obligation to pay rentals which may be due hereunder, but shall not affect any other existing obligations of the LESSEE or relieve the LESSEE of any obligations previously incurred.

4. Upon termination of this lease, LESSEE will ipso facto forfeit any right of recourse against LESSOR for return of all or part of the consideration paid.

5. In the event of cancellation, surrender of the lease, or termination for any reason, LESSEE or its assigns hereby agrees to commence the removal at their sole risk, cost and expense, of any or all constructions or obstacles and to restore “the property” to its original condition within ninety (90) days of the lease termination and complete said removal in a commercially reasonable time. Should LESSOR undertake the removal of any or all constructions or obstacles and restoration of “the property” by reason of LESSEE or its assigns, failure or refusal to do so, the LESSEE and its assigns expressly consent and agree to reimburse LESSOR for the full reasonable costs incurred for such removal and restoration.

6. Should LESSOR allow or permit LESSEE to remain on “the property” after the expiration or termination of this lease, this shall not be construed as a reconduction of this lease.

EFFECT OF LAW

The parties to this lease understand and agree that the provisions herein shall, between them, have the effect of law; but in reference to matters not provided herein, this lease shall be governed by the laws of the State of Louisiana.

THUS, DONE AND EXECUTED, AND SIGNED, at Bay St. Louis, Mississippi, in triplicate, on the 10th day of September, 1996.

WITNESSETH:

/s/ FLORENCE STIEFFEL	By:	ROBERT CALLAWAY
CASINO MAGIC OF LOUISIANA, CORP.
(LESSEE)
[Illegible]

THUS, DONE, EXECUTED, AND SIGNED, at Baton Rouge, Louisiana, in triplicate, on the 16th day of September, 1996.

WITNESSETH:	STATE OF LOUISIANA, STATE LAND OFFICE

/s/ CHERYL A. HEBERT	BY:	/s/ CLAY A. CARTER
CLAY A. CARTER
PUBLIC LANDS ADMINISTRATOR (LESSOR)

/s/ LATRICIA ODELL

[ILLEGIBLE]
APPROVED AS TO FORM AND LEGALITY DEPARTMENT OF JUSTICE ASSISTANT ATTORNEY GENERAL

DESCRIPTION OF PERMANENT BOAT SLIP

A TRACT LOCATED IN SECTION 32, TOWNSHIP 18 NORTH, RANGE 13 WEST, BOSSIER PARISH AND/OR SECTIONS 31, 32 OR 33, TOWNSHIP 18 NORTH, RANGE 13 WEST, CADDO PARISH, LOUISIANA. SAID TRACT BEING MORE FULLY DESCRIBED AS FOLLOWS: FROM A FOUND 1” DIAMETER IRON PIPE BEING THE MOST SOUTHEASTERLY CORNER OF A TRACT OF LAND OWNED BY JEFFERSON CASINO CORPORATION, RUN THENCE SOUTH 29º 01’ 37” WEST IN A DISTANCE OF 35.54 FEET TO A POINT ON THE HIGH BANK OF THE RED RIVER, THENCE RUN THE FOLLOWING 4 CALLS ALONG SAID HIGH BANK:

NORTH 63º 28’ 35” WEST A DISTANCE OF 6.35 FEET,

NORTH 74º 14’ 27” WEST A DISTANCE OF 91.50 FEET,

NORTH 63º 20’ 41” WEST A DISTANCE OF 71.00 FEET,

NORTH 64º 57’ 21” WEST A DISTANCE OF 31.18 FEET TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED;

FROM SAID POINT OF BEGINNING RUN THENCE SOUTH 46º 50’ 28” WEST A DISTANCE OF 139.68 FEET,

THENCE RUN NORTH 60º 31’ 17” WEST A DISTANCE OF 270.35 FEET,

THENCE RUN NORTH 15º 15’ 06” EAST A DISTANCE OF 142.74 FEET TO A POINT ON THE HIGH BANK OF THE RED RIVER,

THENCE RUN THE FOLLOWING 3 CALLS ALONG THE HIGH BANK OF THE RED RIVER,

SOUTH 53º 08’ 28” EAST A DISTANCE OF 90.25 FEET,

SOUTH 60º 42’ 03” EAST A DISTANCE OF 178.78 FEET,

SOUTH 64º 51’ 53” EAST A DISTANCE OF 79.06 FEET TO THE POINT OF BEGINNING,

SAID TRACT CONTAINING 0.91 ACRES.